Exhibit 99

News Release
THE BEARD COMPANY
Enterprise Plaza, Suite 320
5600 North May Avenue
Herb Mee, Jr., President
Oklahoma City, Oklahoma 73112
(405) 842-2333 OTCBB: BRCO

                                THE BEARD COMPANY
                      ANNOUNCES RESULTS FOR SECOND QUARTER
                             AND SIX MONTHS OF 2004


FOR IMMEDIATE RELEASE:  Tuesday, August 17, 2004

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today reported a net loss of $303,000, or $0.06 per share, for the second quarter of 2004 on revenues of $185,000, compared with a net loss of $637,000, or $0.14 per share, on revenues of $117,000 in the 2003 second quarter.

     For the six months ended June 30, 2004, the Company reported net earnings of $2,000,000 on revenues of $373,000 versus a net loss of $1,135,000 on revenues of $311,000 for the comparable period of 2003. Basic earnings per common share for the 2004 six months were $0.38 versus a net loss of $0.26 per share for the 2003 period. Diluted earnings per common share for the 2004 six months were $0.33 versus a net loss of $0.26 per share for the 2003 period.

     Herb Mee, Jr., President, stated: "The 2004 second quarter and six months benefited from (i) a third installment, in the amount of $117,000, of the McElmo Dome Settlement, and (ii) a gain on sale of assets in the amount of $73,000, both of which were reflected in other income for the respective 2004 periods."

     "We are also pleased to report that work has already started on the first of the coal projects we have under development, the DTE Dickerson project, where the Company is now generating profits and positive cash flow," Mee concluded.<F1>

     The Beard Company's common stock is traded on the OTC Bulletin Board under the symbol: BRCO. Its operations consist principally of coal reclamation activities, carbon dioxide (CO2) gas production, the construction of fertilizer plants in China, and its e-commerce activities aimed at developing business opportunities to leverage starpay(TM)'s intellectual property portfolio of Internet payment methods and security technologies.

FOR FURTHER INFORMATION CONTACT:
Herb Mee, Jr.
President
THE BEARD COMPANY
Telephone:  (405) 842-2333
Fax Number (405) 842-9901
Email:  hmee@beardco.com


                                                 THE BEARD COMPANY
                                               Results of Operations
                                                    (Unaudited)
------------------------------------------------------------------------------------------------------------------

                                                      For the Three Months               For the Six Months
                                                          Ended June 30                    Ended June 30
                                                  ---------------------------      ----------------------------
                                                        2004          2003             2004            2003
                                                  -------------   -----------      -----------      -----------

Revenues                                               $185,000      $117,000         $373,000         $311,000
Expenses                                                604,000       658,000        1,165,000        1,294,000
                                                  -------------   -----------      -----------      -----------

Operating loss                                         (419,000)     (541,000)        (792,000)        (983,000)
Other income (expense)                                  124,000       (81,000)       2,894,000         (157,000)
                                                  -------------   -----------      -----------      -----------

Loss from continuing operations
  before income taxes                                  (295,000)     (622,000)       2,102,000       (1,140,000)
Income taxes                                            (12,000)         -            (109,000)            -
                                                  -------------   -----------      -----------      -----------

Earnings (loss) from continuing operations             (307,000)     (622,000)       1,993,000       (1,140,000)

Earnings (loss) from discontinued operations              4,000       (15,000)           7,000            5,000
                                                  -------------   -----------      -----------      -----------

Net loss                                              ($303,000)    ($637,000)      $2,000,000      ($1,135,000)
                                                  =============   ===========      ===========      ===========

Net loss per average common share outstanding<F2>:
  Basic:
    Earnings (loss) from continuing operations           ($0.06)       ($0.14)           $0.38           ($0.26)
    Loss from discontinued operations                     $0.00         $0.00            $0.00            $0.00
                                                  -------------   -----------      -----------      -----------
    Net earnings (loss)                                  ($0.06)       ($0.14)           $0.38           ($0.26)
                                                  =============   ===========      ===========      ===========

  Diluted:
    Earnings (loss) from continuing operations           ($0.06)       ($0.14)           $0.33           ($0.26)
    Loss from discontinued operations                     $0.00         $0.00            $0.00            $0.00
                                                  -------------   -----------      -----------      -----------
    Net earnings (loss)                                  ($0.06)       ($0.14)           $0.33           ($0.26)
                                                  =============   ===========      ===========      ===========

Weighted average common shares outstanding<F3>:

  Basic                                               5,239,000     4,545,000        5,239,000        4,429,000
                                                  =============   ===========      ===========      ===========
  Diluted                                             5,239,000     4,545,000        6,137,000        4,429,000
                                                  =============   ===========      ===========      ===========

------------------

<F1>
     Statements regarding future profitability and operations, including the timing of those activities, are
"forward looking statements" within the meaning of the Private Securities Litigation Reform Act. The statements involve risks that could significantly impact The Beard Company. These risks include, but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in The Beard Company's filings with the Securities and Exchange Commission. The Beard Company
assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or otherwise.

<F2>
Basic earnings (loss) per share are computed by dividing earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if the Company's outstanding stock options and warrants were exercised (calculated using the treasury stock method) and if the Company's preferred stock were converted to common stock. Diluted loss per share from continuing operations exclude potential common shares issuable upon conversion of convertible preferred stock as the effect would be anti-dilutive. Diluted earnings (loss) per share exclude potential common shares issuable upon exercise of stock options and warrants, as the effect would be anti-dilutive.

<F3>
Adjusted to reflect the 2-for-1 stock split effected August 6, 2004.

                                                     * * * * *